As filed with the Securities and Exchange Commission on March 17, 2008               Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3166458
(State of Incorporation)	(I.R.S. Employer Identification No.)

1201 Charleston Road

Mountain View, CA  94043

(650) 251-6100

(Address of principal executive offices)

1999 Equity Incentive Plan

(Full title of the plans)

Randall A. Lipps

President and Chief Executive Officer

1201 Charleston Road

Mountain View, CA  94043

(650) 251-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Brigham, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA  94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐		Accelerated filer☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,903,580 shares	$18.85	$35,882,483.00	$1,410.18

(1)                                  Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Share Purchase Rights”). Preferred Share Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the rights agreement, dated as of February 6, 2003, as amended from time to time, by and between the Registrant and EquiServe Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(3)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on The NASDAQ Global Market on March 12, 2008, in accordance with Rule 457(c) of the Securities Act.

The registration fee is calculated as follows:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future issuance under the 1999 Equity Incentive Plan	1,903,580	$18.85	$35,882,483.00
Registration Fee			$1,410.18

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,903,580 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1999 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of: (i) the Registration Statement on Form S-8 (File No. 333-142857) filed with the Securities and Exchange Commission on May 11, 2007, (ii)  the Registration Statement on Form S-8 (File No. 333-132556) filed with the Securities and Exchange Commission on March 17, 2006, (iii) the Registration Statement on Form S-8 (File No. 333-125080) filed with the Securities and Exchange Commission on May 19, 2005, (iv) the Registration Statement on Form S-8 (File No. 333-116103) filed with the Securities and Exchange Commission on June 2, 2004, (v) the Registration Statement on Form S-8 (File No. 333-104427) filed with the Securities and Exchange Commission on April 9, 2003 (vi) the Registration Statement on Form S-8 (File No. 333-82818) filed with the Securities and Exchange Commission on February 14, 2002, and (vii) the Registration Statement on Form S-8 (File No. 333-67828) filed with the Securities and Exchange Commission on August 17, 2001, are incorporated by reference herein.

ITEM 8.  EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.3(3)	Bylaws of the Registrant, as amended.

4.4(1)	Form of Common Stock Certificate.

4.5(4)	Rights Agreement, dated February 6, 2003, between Registrant and EquiServe Trust Company, N.A.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	1999 Equity Incentive Plan, as amended.

(1)          Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-57024), and amendments thereto, originally filed with the Securities and Exchange Commission on March 14, 2001, and incorporated herein by reference.

(2)          Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-33043), and amendments thereto, originally filed with the Securities and Exchange Commission on March 28, 2003, and incorporated herein by reference.

(3)          Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-33043) filed with the Securities and Exchange Commission on August 9, 2007, and incorporated herein by reference.

(4)          Previously filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-33043) filed with the Securities and Exchange Commission on February 14, 2003, and incorporated herein by reference.

(5)          Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-33043) originally filed with the Securities and Exchange Commission on March 23, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 17th day of March, 2008.

OMNICELL, INC.

By:	/s/ Robin G. Seim
Robin G. Seim
Vice President of Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Robin G. Seim, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RANDALL A. LIPPS	Chief Executive Officer, President and Chairman	March 17, 2008
Randall A. Lipps	of the Board (Principal Executive Officer)

/s/ ROBIN G. SEIM	Vice President of Finance, Chief Financial Officer	March 17, 2008
Robin G. Seim	(Principal Financial and Accounting Officer)

/s/ MARY E. FOLEY	Director	March 17, 2008
Mary E. Foley

/s/JAMES T. JUDSON	Director	March 17, 2008
James T. Judson

/s/ RANDY D. LINDHOLM	Director	March 17, 2008
Randy D. Lindholm

/s/ GARY S. PETERSMEYER	Director	March 17, 2008
Gary S. Petersmeyer

/s/ DONALD C. WEGMILLER	Director	March 17, 2008
Donald C. Wegmiller

/s/ SARA J. WHITE	Director	March 17, 2008
Sara J. White

/s/ JOSEPH E. WHITTERS	Director	March 17, 2008
Joseph E. Whitters

/s/ WILLIAM H. YOUNGER, JR.	Director	March 17, 2008
William H. Younger, Jr.

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.3(3)	Bylaws of the Registrant, as amended.

4.4(1)	Form of Common Stock Certificate.

4.5(4)	Rights Agreement, dated February 6, 2003, between Registrant and EquiServe Trust Company, N.A.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(5)	1999 Equity Incentive Plan, as amended.

(1)          Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-57024), and amendments thereto, originally filed with the Securities and Exchange Commission on March 14, 2001, and incorporated herein by reference.

(2)          Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-33043), and amendments thereto, originally filed with the Securities and Exchange Commission on March 28, 2003, and incorporated herein by reference.

(3)          Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-33043) filed with the Securities and Exchange Commission on August 9, 2007, and incorporated herein by reference.

(4)          Previously filed as an exhibit to the Registrant’s current report on Form 8-K (File No. 000-33043) filed with the Securities and Exchange Commission on February 14, 2003, and incorporated herein by reference.

(5)          Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K (File No. 000-33043) originally filed with the Securities and Exchange Commission on March 23, 2007, and incorporated herein by reference.